Exhibit 10.1

AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

This Amendment (the "Amendment"), dated as of June 30, 2015, is between Bank of America, N.A. (the "Bank") and Martha Stewart Living Omnimedia, Inc. (the "Borrower").

RECITALS

A. The Bank and the Borrower entered into a certain Amended and Restated Loan Agreement dated as of February 14, 2012 (as amended, the "Agreement").

B. The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2.Amendments. The Agreement is hereby amended as follows:

2.1The definition of "Applicable Margin" contained in the Agreement is hereby amended and restated as follows:

""Applicable Margin" means 1.75% per annum."

2.2The definition of "Expiration Date" contained in the Agreement is hereby amended and restated as follows:

""Expiration Date" means June 30, 2016."

2.3The definition of "Unencumbered Liquid Assets" set forth in Section 1 of the Agreement is hereby deleted.

2.4The second sentence of Section 2.1(a) of the Agreement is hereby amended and restated as follows:

"The amount of the Facility (the "Commitment ") is Two Million Five Hundred Thousand Dollars ($2,500,000.00)."

2.5Section 2.8 of the Agreement is hereby amended by deleting such Section in its entirety and replacing it with "Reserved".

2.6In Section 4.1(d), the phrase ", other than a request for a letter of credit (which shall be subject to the provisions of Section 2.8)," shall be deleted.

2.7Section 8.3 of the Agreement is hereby amended and restated as follows:

"8.3 Unencumbered Liquid Assets. The Borrower shall maintain Unencumbered Liquid Assets having an aggregate market value of not less than 100% of the sum of (i) the outstanding principal amount of the Facility, (ii) the face value of letter of credit no.999687 issued by Bank for the account of Borrower, (iii) the face value of letter of credit no. 3039996 issued by Bank for the account of Borrower and (iv) $5,000. The foregoing will be tested quarterly based on the Borrower's periodic reports filed with the Securities and Exchange Commission.

"Unencumbered Liquid Assets" mean the following assets (excluding assets of any retirement plan) which (i) are not the subject of any lien, pledge, security interest or other arrangement with any creditor to have its claim satisfied out of the asset (or proceeds thereof) prior to the general creditors of the owner of the asset, (ii) are held solely in the name of the Borrower (with no other persons or entities having ownerships rights therein); (iii) may be converted to cash within five (5) business days; (iv) are otherwise acceptable to the Bank in its reasonable discretion; and (iv) are not being counted or included to satisfy any other liquidity requirement under any other obligation, whether with the Bank or any other lender, unless otherwise expressly agreed by the Bank in writing:

(a)	Cash or cash equivalents held in the United States and denominated in United States dollars;

(b)	United States Treasury or governmental agency obligations which constitute full faith and credit of the United States of America;

(c)	Medium and long-term securities rated investment grade by Moody's or S&P; and

(d)	The Net Equity (as defined below) held in account number ending in 0878454 maintained by Bank in the name of the Borrower (the "Net Equity Account").

"Net Equity" means, as of the close of each trading day, the market value of the assets described in (a) through (c) above in the Net Equity Account minus (i) $5,000 and (ii) the face value of letter of credit nos. 999687 and 3039996 issued by Bank for the account of Borrower."

2.8Any reference in the Agreement to the "British Bankers Association LIBOR Rate" is amended to read as follows: "the London Interbank Offered Rate (or a comparable or successor rate which is approved by the Bank)."

3.Representations and Warranties. When Borrower signs this Amendment, it represents and warrants to Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank; (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement or obligation by which the Borrower is bound and (d) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with the Borrower's organizational papers.

4.Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

5.Conditions. The effectiveness of this Amendment is conditioned upon the Bank's receipt of the following items, in form and content acceptable to the Bank:

5.1    Payment by the Borrower of a loan fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500.00).

6. Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7. FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

MARTHA STEWART LIVING OMNIMEDIA, INC.

By: /s/ Kenneth P. West
Name: Kenneth P. West
Title: Chief Financial Officer

BANK OF AMERICA, N.A.

By: /s/ Jane R. Heller
Name: Jane R. Heller
Title: Managing Director

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